AMENDMENT NO. 1 TO MASTER LICENSE AGREEMENT
    This Amendment No. 1 to Master License Agreement (“Amendment No. 1”), is entered into as of April 15, 2022, by and between YRI China Franchising LLC, as assignee of Yum! Restaurants Asia Pte. Ltd. (“Licensor”), and Yum! Restaurants Consulting (Shanghai) Company Limited (“Licensee”).
RECITALS
    A.    Licensor and Licensee are parties to that certain Master License Agreement, dated as of October 31, 2016 (the “Original Agreement”).
    B.    Licensor and Licensee desire to modify the Original Agreement as set forth in this Amendment No. 1.
    In consideration of the foregoing and the mutual covenants and consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:
    1.    AMENDMENT OF CERTAIN DEFINITIONS. The following terms shall have the following meanings as used in the Agreement (as defined in this Section 1 below) and shall replace the corresponding terms set forth in the Original Agreement. Capitalized terms used and not otherwise defined in this Amendment No. 1 shall have the respective meanings assigned to them in the Original Agreement.
    “Agreement” means the Original Agreement as modified by Amendment No. 1.
“Taco Bell Brand Development Initiative” means the specific development initiative for the Taco Bell Brand in the Territory set forth in Exhibit A-1.
    2.    AMENDMENT OF EXHIBIT A-1. Exhibit A-1 to the Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A-1 to this Amendment No. 1.
    3.    CERTAIN AGREEMENTS REGARDING SGM CALCULATIONS.
    (a)    For the Measurement Period of January 1, 2018 through December 31, 2022, the Parties hereby agree that such Measurement Period shall in respect of the Pizza Hut Brand omit the calendar year 2020 and the average annual Gross Revenue for each such Measurement Period in respect of the Pizza Hut Brand shall be calculated on the basis of the four remaining years in such Measurement Period.
    (b)    For purposes of determining Licensee’s compliance with Section 2.1.3 of the Agreement for the Measurement Period that includes calendar years 2021 through 2025, the Parties agree that the Gross Revenue of the Pizza Hut Brand Restaurant Business for the Benchmark Year of 2020 shall be the average of the Gross Revenue such Brand Restaurant Business in each of 2019 and 2021.
    (c)    Section 2.1.3 of the Original Agreements is hereby deleted and replaced in its entirely as follows:
Pursuant to Item 601(b)(10)(iv) of Regulation S-X, this exhibit omits certain information, identified by [*], that is not material and that the registrant treats as private or confidential.

“2.1.3 Without limitation of Section 2.1.2, subject to Sections 2.1.3.A, through 2.1.3.E, Licensee shall cause the average annual Gross Revenue for each Brand Restaurant Business for each Measurement Period to exceed the Gross Revenue of such Brand Restaurant Business for the applicable Benchmark Year (“Sales Growth Metric”).
A. Within thirty (30) days after the beginning of each calendar year during the Term, Licensee shall calculate the average annual Gross Revenue for the relevant Measurement Period and the Gross Revenue for the relevant Benchmark Year for each Brand Restaurant Business and prepare and deliver to Licensor a written statement setting forth in reasonable detail its determination of the average annual Gross Revenue for the relevant Measurement Period and the Gross Revenue for the relevant Benchmark Year with respect to each Brand Restaurant Business (each, an “SGM Calculation Statement”). In the event Licensee’s SGM Calculation Statement indicates a Brand Restaurant Business has failed to meet the Sales Growth Metric (an “SGM Breach”), Licensee may include with the SGM Calculation Statement a report setting forth specific factors, if any, beyond its reasonable control as the predominant cause for such SGM Breach (the “SGM Report”).
B. Without limitation of Licensor’s rights under Section 8.3, Licensor and its representatives shall have the right to inspect Licensee’s books and records with respect to each Brand Restaurant Business, upon reasonable prior notice to Licensee and for purposes reasonably related to the verification of the SGM Calculation Statement, the SGM Report, if any, and any additional information relating to the Sales Growth Metric.
C. In the event the SGM Calculation Statement indicates that the Sales Growth Metric has been satisfied and Licensor agrees with the SGM Calculation Statement, Licensor shall provide written notice to Licensee confirming that the Sales Growth Metric has been satisfied for that particular Measurement Period within fifteen (15) days after receipt of the SGM Calculation Statement.
D. In the event an SGM Breach has occurred and Licensee has not included an SGM Report with the SGM Calculation Statement, Licensor shall provide written notice to Licensee confirming such SGM Breach within fifteen (15) days after receipt of the SGM Calculation Statement. Failure to submit an SGM Report with the SGM Calculation Statement shall be deemed a waiver of Licensee’s right to submit an SGM Report for the relevant Measurement Period.
E. In the event an SGM Breach has occurred and Licensee has included an SGM Report with the SGM Calculation Statement, Licensor shall consider the SGM Report in good faith, while also taking into account factors within Licensee’s control, such as Licensee’s use of free cash and the amount of capital investments for Brand development, judged on both an historical and competitive basis. If Licensor, in its reasonable discretion, determines that the SGM Breach was predominantly caused by factors beyond Licensee’s reasonable control, Licensor shall waive the SGM Breach with respect to the relevant Brand Restaurant Business and shall provide written notice to Licensee so indicating within fifteen (15) days after receipt of the SGM Calculation Statement. If Licensor, in its reasonable discretion, determines that the SGM Breach was not predominantly caused by factors beyond Licensee’s reasonable control, Licensor shall provide written notice to Licensee confirming that an SGM Breach has occurred within fifteen (15) days after receipt of the SGM Calculation Statement.
In the event of two (2) consecutive SGM Breaches for a Brand Restaurant Business, Licensor shall be entitled to exercise its rights under Section 15.4.4.”
Pursuant to Item 601(b)(10)(iv) of Regulation S-X, this exhibit omits certain information, identified by [*], that is not material and that the registrant treats as private or confidential.

    4.    NO OTHER AMENDMENTS. Except as expressly set forth herein, the Agreement shall remain in full force and effect and shall not be amended or modified. Nothing in this Amendment No. 1 shall affect or impair a Party’s future exercise of any right or remedy under the Agreement.
    5.    GOVERNING LAW. This Amendment No. 1 shall be interpreted and construed under the laws of the United States of America and the State of Texas, U.S.A. (without regard to, and without giving effect to, their conflict of laws rules). All disputes under this Amendment No. 1, will be resolved in accordance with Article 17 of the Agreement.
    6.    COUNTERPARTS. This Amendment No. 1 may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes and all of which will constitute, collectively, one agreement. Delivery of an executed signature page to this Amendment No. 1 by electronic transmission will be effective as delivery of a manually signed counterpart of this Amendment No. 1.
    IN WITNESS WHEREOF, the Parties have entered into this Amendment No. 1 as of the date first written above.
YRI CHINA FRANCHISING LLC

/s/ Jessica Holleran
By: Jessica Holleran
Title: President

YUM! RESTAURANTS CONSULTING (SHANGHAI) COMPANY LIMITED

/s/ Joseph Chan
By: Joseph Chan
Title: Chief Legal Officer

Pursuant to Item 601(b)(10)(iv) of Regulation S-X, this exhibit omits certain information, identified by [*], that is not material and that the registrant treats as private or confidential.

EXHIBIT A-1

TACO BELL BRAND DEVELOPMENT INITIATIVE

The Parties acknowledge and agree that the following provisions regarding the Taco Bell Brand are part of the Master License Agreement, as amended by Amendment No. 1 (the “Agreement”), and shall apply solely with respect to the Taco Bell Brand and solely in respect of the time periods below.

1.    Certain Definitions.

For the avoidance of doubt, capitalized terms used and not otherwise defined in this Exhibit A-1 shall have the respective meanings assigned to such terms in the Agreement.

“2022 Measurement Condition” means that, as of the 2022 Measurement Date, there are at least 100 Taco Bell Restaurants that are (i) operated under the Taco Bell Brand by a Sublicensee in the Territory pursuant to a Sublicense and (ii) open to customers for business during regular business hours on a continuous basis (except as may be prohibited on a temporary basis by Government Authority due to COVID-19 or a similar epidemic or pandemic).

“2022 Measurement Date” means December 31, 2022; provided, however, that if, as of December 31, 2022, there are at least 90 (but less than 100) Taco Bell Restaurants that are operated under the Taco Bell Brand by a Sublicensee in the Territory pursuant to a Sublicense and that are open to customers for business during regular business hours on a continuous basis (except as may be prohibited temporary basis by Governmental Authority due to COVID-19 or a similar epidemic or pandemic), the 2022 Measurement Date shall be March 15, 2023.

“2025 Measurement Condition” means that, as of the 2025 Measurement Date, there are at least 225 Taco Bell Restaurants that are (i) operated under the Taco Bell Brand by a Sublicensee in the Territory pursuant to a Sublicense and (ii) open to customers for business during regular business hours on a continuous basis (except as may be prohibited on a temporary basis by Governmental Authority due to COVID-19 or a similar epidemic or pandemic).

“2025 Measurement Date” means (i) for purposes of determining whether the 2025 Measurement Condition has been satisfied, December 31, 2025, provided, however, that if, as of December 31, 2025 there are at least 220 (but less than 225) Taco Bell Restaurants that would satisfy the requirements set forth in clauses (i) and (ii) of the definition of 2025 Measurement Condition, the 2025 Measurement Date shall be extended to the end of the Grace Period, and (ii) for purposes of determining any amount payable pursuant to Section 5(a), the later of December 31, 2025 and the end of the Grace Period (if invoked by Licensee).

“Aggregate Investment Cap” means [*], reduced by [*] if there is a Net New Unit Shortfall for 2023 and reduced by [*] if there is a Net New Unit Shortfall for 2024 (it being understood that if there is a Net New Unit Shortfall for both 2023 and 2024, the aggregate reduction to the Aggregate Investment Cap shall be [*]).

“Grace Period” means, as to a date, the thirty (30) day period after such date.

“Net New Units” means, for any calendar year, the positive difference (if any) between (i) the number of Taco Bell Restaurants operated by a Sublicensee in the Territory that are open to customers for business during regular business hours on a continuous basis (except as may be prohibited on a temporary basis by Governmental Authority as a result of COVID-19 or a similar epidemic or pandemic) as of the end of such calendar year, and (ii) the number of Taco Bell Restaurants operated by a Sublicensee in the Territory that are open to customers for business during regular business hours on a continuous basis (except as may be prohibited on a temporary basis by Governmental Authority as a result of COVID-19 or a similar epidemic or pandemic) as of the end of the immediately prior calendar year. Notwithstanding anything to the contrary herein, if the 2022 Measurement Date is extended to March 15, 2023, Net New Units for calendar year 2023 will exclude any Taco Bell Restaurants that were opened in 2023 but that were required for Licensee to satisfy the 2022 Measurement Condition. Notwithstanding anything to the contrary herein, (1) if a Grace Period is invoked as contemplated by Section 5(a) in respect of calendar year 2023, Net New Units for calendar year 2024 will exclude any Taco Bell Restaurants that were opened during such Grace Period, and (2) if a Grace Period is invoked as contemplated by Section 5(a) in respect of calendar year 2024, Net New Units for calendar year 2025 will exclude any Taco Bell Restaurants that were opened during such Grace Period. In the event that a Grace Period has been invoked for a calendar year as contemplated by Section 5(a), “Net New Units” means, for that calendar year and for purposes of calculating any amount payable pursuant to Section 5(a), the positive difference (if any) between (x) the number of Taco Bell Restaurants operated by a Sublicensee in the Territory that are open to customers for business during regular business hours on a continuous basis (except as may be prohibited on a temporary basis by Governmental Authority as a result of COVID-19 or a similar epidemic or pandemic) as of the end of the Grace Period following such calendar year, and (y) the number of Taco Bell Restaurants operated by a Sublicensee in the Territory that are open to customers for business during regular business hours on a continuous basis (except as may be prohibited on a temporary basis by Governmental Authority as a result of COVID-19 or a similar epidemic or pandemic) as of the end of the immediately prior calendar year (or, if a Grace Period has been invoked for such immediately prior calendar year, as of the end of such Grace Period).

“Net New Unit Investment Amount” means:

(i)For calendar year 2023, (a) if Net New Units for calendar year 2023 are at least [*] but less than [*], [*] per Net New Unit, (b) if Net New Units for calendar year 2023 are at least [*] but less than [*], [*] per Net New Unit, and (c) if Net New Units for calendar year 2023 are at least [*], [*] per Net New Unit;
(ii)For calendar year 2024, (a) if Net New Units for calendar year 2024 are at least [*] but less than [*], [*] per Net New Unit, (b) if Net New Units for calendar year 2024 are at least [*] but less than [*], [*] per Net New Unit, and (c) if Net New Units for calendar year 2024 are at least [*], [*] per Net New Unit; and
(iii)For calendar year 2025, (a) if Net New Units for calendar year 2025 are at least [*] but less than [*], [*] per Net New Unit, (b) if Net New Units for calendar year 2025 are at least [*] but less than [*], [*] per Net New Unit, and (c) if Net New Units for calendar year 2025 are at least [*], [*] per Net New Unit.

“Net New Unit Shortfall” means (i) for 2023, that the Net New Units for 2023 are not at least [*]; (ii) for 2024, that the Net New Units for 2024 are not at least [*]; and (iii) for 2025, that the Net New Units for 2025 are not at least [*].

“NNU Narrow Shortfall” means a shortfall of [*] Net New Units or less from a NNU Milestone. For example, for calendar year 2024, there is a NNU Narrow Shortfall if the Net New Units for such calendar year are within [*] Net New Units or less of [*], [*], or [*].

“NNU Milestone” means for each calendar year, the milestone number of Net New Units to achieve an increase the US$ amount payable per Net New Unit, e.g., in calendar year 2024, the NNU Milestones are [*], [*] and [*] Net New Units.

“Taco Bell Restaurant” means a Restaurant operated under the Taco Bell Brand.

“Up-front Investment” means [*].

2.    Up-front Investment. Within seven (7) Business Days after execution and delivery of Amendment No. 1 by each of Licensor and Licensee, Licensor shall pay to Licensee the Up-front Investment by wire transfer of immediately available funds to an account designated by Licensee in writing to Licensor.

3.    License and Term.

(a)    Notwithstanding anything in the Agreement to the contrary, the continuation of the license granted with respect to the Taco Bell Brand and associated Brand System IP is expressly conditioned on Licensee’s fulfillment of each of the 2022 Measurement Condition and the 2025 Measurement Condition. If Licensee fails to satisfy the 2022 Measurement Condition or the 2025 Measurement Condition (each, a “Development Shortfall”), each of Licensee’s right to enter into new Taco Bell Sublicenses (including new single unit franchise agreements under any then-existing multi-unit development arrangement) and the territorial protections set forth in Section 2.2 of the Agreement with respect to the Taco Bell Brand shall terminate upon Licensor’s written notice to Licensee of such termination.  However, in such event, Licensee would continue to have the right and obligation to support the Taco Bell Sublicenses in effect as of the effective date of the termination, in accordance with the terms of the Agreement and such Sublicenses. Licensee acknowledges and agrees that any multi-unit development rights for Taco Bell Restaurants granted to a Sublicensee shall be expressly contingent upon Licensee’s possession of development rights for Taco Bell Restaurants under the Agreement at the time the Sublicensee seeks to exercise its rights. If Licensee has a Development Shortfall, such Development Shortfall will not negatively affect the rights of Licensee under the Agreement with respect to the development or operation, or the territorial protections set forth in Section 2.2 of the Agreement, of the KFC or Pizza Hut Brand Restaurant Businesses in the Territory.

(b)    If Licensee satisfies both the 2022 Measurement Condition and the 2025 Measurement Condition, the Initial Term solely as relates to the Taco Bell Brand shall be extended to the date that is fifty (50) years after the date of Amendment No. 1 (the “TB Initial Term”), unless sooner terminated as provided in the Agreement (it being understood that all other terms and conditions of the Agreement shall continue to apply without modification), and, for the avoidance of doubt, the term “Initial Term” as used in Section 13.2 of the Agreement in relation to the Taco Bell Brand shall be the TB Initial Term.

(c)    For the avoidance of doubt, if Licensee satisfies the 2022 Measurement Condition, the territorial protections set forth in Section 2.2 of the Agreement with respect to the Taco Bell Brand shall apply until the 2025 Measurement Date.

4.    Taco Bell Investment Reports.

(a)    No later than thirty (30) Business Days after the 2022 Measurement Date, the end of the calendar year 2023 (plus any Grace Period invoked by Licensee), the end of the calendar year 2024 (plus any Grace Period invoked by Licensee), and the 2025 Measurement Date (or each 2025 Measurement Date if the 2025 Measurement Date for purposes of clause (i) of the definition thereof differs from the 2025 Measurement Date for purposes of clause (ii) of the definition thereof), Licensee shall provide Licensor with a written report (the “Taco Bell Investment Report”) setting forth (i) for calendar year 2022 (and, if the 2022 Measurement Date has been extended to March 15, 2023, for the period from January 1, 2023 and ending on March 15, 2023), information sufficient, in Licensor’s reasonable judgment, to enable Licensor to determine whether the 2022 Measurement Condition was satisfied, (ii) for each of calendar year 2023 and 2024 (plus any applicable Grace Period invoked by Licensee as contemplated by Section 5(a)) and for the calendar year 2025 (plus any applicable Grace Period invoked by Licensee as contemplated by Section 5(a)), and provided that the 2022 Measurement Condition has been satisfied, information sufficient, in Licensor’s reasonable judgment, to enable Licensor to determine the number of Net New Units for such period and (iii) as of December 31, 2025 (or, if applicable pursuant to clause (i) of the definition of 2025 Measurement Date, the end of the Grace Period), and provided that the 2022 Measurement Condition has been satisfied, information sufficient, in Licensor’s reasonable judgment, to enable Licensor to determine whether the

2025 Measurement Condition has been satisfied. Without limitation of Licensor’s rights under Section 8.3 of the Agreement, Licensor and its representatives shall have the right to inspect Licensee’s books and records with respect to the Taco Bell Brand Restaurant Business, upon reasonable notice to Licensee and for purposes reasonably related to the verification of the Taco Bell Investment Report and any information relating thereto.

(b)    If Licensor agrees in writing with the Taco Bell Investment Report as provided by Licensee pursuant to the foregoing clause (a), such Taco Bell Investment Report shall be final and binding and thereafter be known as the “Final Taco Bell Investment Report” for the applicable period. If Licensor does not agree in writing with the Taco Bell Investment Report as provided by Licensee pursuant to the foregoing clause (a) within fifteen (15) Business Days after receipt thereof, the Parties shall resolve their dispute with respect thereto pursuant to Article XVII of the Agreement and the Taco Bell Investment Report as finally determined pursuant thereto shall be the “Final Taco Bell Investment Report” for the applicable period.

5.    Investment Payments.

(a)    If there is a NNU Narrow Shortfall for calendar year 2023, 2024 or 2025, Licensee may, at its option, invoke the application of a Grace Period in respect of such calendar year, in which case Licensee’s Taco Bell Investment Report for such calendar year shall measure Net New Units as contemplated by the final sentence of the definition thereof. Within seven (7) Business Days after the determination of the Final Taco Bell Investment Report for each of calendar year 2023, 2024 and 2025 (after giving effect to any applicable Grace Period), and provided that the 2022 Measurement Condition has been satisfied, there has been no Net New Unit Shortfall and Licensee and its Sublicensees are in substantial compliance with the applicable Brand Standards and have exercised commercially reasonable, good faith efforts to comply with such Brand Standards, Licensor shall pay to License an amount equal to (i) the number of Net New Units for the applicable calendar year, after giving effect to any applicable Grace Period, as set forth in the applicable Final Taco Bell Investment Report, multiplied by, (ii) the applicable Net New Unit Investment Amount, in each case in respect of the period covered in such Final Taco Bell Investment Report, after giving effect to any applicable Grace Period. Such payment shall be made by wire transfer of immediately available funds to an account designated by Licensee, such designation to be made in writing to Licensor no later than three (3) Business Days after the determination of the Final Taco Bell Investment Report for the applicable period.

(b)    Notwithstanding anything to the contrary herein, in no event shall the amount Licensor is obligated to pay Licensee pursuant to Section 2 of this Exhibit A-1, together with the amount Licensor is obligated to pay Licensee pursuant to Section 5(a) of this Exhibit A-1, exceed the Aggregate Investment Cap.

(c)    Notwithstanding anything to the contrary herein and for the avoidance of doubt, there will be no double counting of Net New Units across measurement periods.

6.    Qualifying Units. Notwithstanding anything to the contrary in the Agreement, Licensee may operate mobile or temporary units, pop-up stores, vending machines or similar units as Taco Bell Restaurants, but such units will not count toward Net New Units or toward satisfaction of the 2022 Measurement Condition or 2025 Measurement Condition.